UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2005

JLG INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Commission file number: 1-12123

PENNSYLVANIA	25-1199382
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1 JLG Drive,
McConnellsburg, PA	17233-9533

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:
(7l7) 485-5161

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 1.01      Entry into a Material Definitive Agreement

On March 10, 2005, JLG Industries, Inc. (“JLG”) entered into an Underwriting Agreement with UBS Securities LLC, on behalf of the several underwriters, providing for the sale of shares of JLG common stock in an underwritten public offering. UBS Investment Bank is acting as the sole lead manager on this offering and SunTrust Capital Markets, Inc. and Harris Nesbitt Corporation are acting as co-managers. NatCity Investments, Inc. is also an underwriter.

The Underwriting Agreement provides for the sale of 5,000,000 shares (plus an option exercisable by the underwriters for an additional 750,000 shares to cover over-allotments) at a per share price to the underwriters of $20.87, and an initial per share public offering price by the underwriters of $21.97. The offering and the Underwriting Agreement contemplate that approximately $68.1 million of the net proceeds of the offering will be used by JLG to redeem 35% (or $61.25 million in face value) of JLG’s 8 3/8% Senior Subordinated Notes due 2012, at 108.375% of par (plus JLG will pay accrued interest thereon) in accordance with the indenture under which the Notes due 2012 were issued. The Underwriting Agreement includes other terms and provisions of the type customary in agreements of this sort.

The offering is being made pursuant to JLG’s Registration Statements on Form S-3/A (File No. 333-110793) and on Form S-3 (File No. 333-123256) under the Securities Act of 1933. Certain of the underwriters and their affiliates have provided and may provide certain commercial banking, financial advisory and investment banking services for us for which they receive customary fees. Affiliates of SunTrust Capital Markets, Inc., Harris Nesbitt Corp. and NatCity Investments, Inc. are lenders under our credit facilities.

Item 7.01      Regulation FD Disclosure

On March 10, 2005, JLG Industries, Inc. issued a press release announcing the pricing of 5,000,000 shares of common stock at $21.97 per share in an underwritten public offering. A copy of this press release is attached as Exhibit 99.1 to this Form 8-K and is hereby incorporated by reference.

Item 9.01      Financial Statements and Exhibits

(c)	Exhibits

10.1 Underwriting Amendment, dated March 10, 2005.

99.1 Press release dated March 10, 2005

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

JLG INDUSTRIES, INC.
(Registrant)

Date: March 16, 2005	/s/ James H. Woodward, Jr.

James H. Woodward, Jr.
Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description
10.1	Underwriting Agreement, dated March 10, 2005.

99.1	Press release of JLG Industries, Inc. issued on March 10, 2005.

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